Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2023 Results

-- Fourth quarter SaaS and license revenue increased to $148.3 million, compared to $134.6 million for the fourth quarter of 2022 --
-- Fourth quarter GAAP net income attributable to common stockholders increased to $31.3 million, compared to $18.1 million for the fourth quarter of 2022--
-- Full year 2023 SaaS and license revenue increased to $569.2 million, compared to $520.4 million for 2022 --
-- Full year 2023 GAAP net income attributable to common stockholders increased to $81.0 million, compared to $56.3 million for 2022 --
-- Full year 2023 non-GAAP adjusted EBITDA increased to $154.0 million, compared to $146.8 million for 2022 --

TYSONS, VA., February 22, 2024 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2023. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2024 and guidance for the full year 2024.

“We are pleased to report solid results for the quarter and the year,” said Steve Trundle, CEO of Alarm.com. “During the year, we drove growth on a global basis through our increasingly diverse suite of connected property solutions and delivered best-in-class technology and support for our service provider partners. The Alarm.com team also continued to efficiently execute our long-term strategy for expanding our market opportunities through our growth initiatives."

Fourth Quarter 2023 Financial Results as Compared to Fourth Quarter 2022

•SaaS and license revenue increased 10.3% to $148.3 million, compared to $134.6 million.
•Total revenue increased 8.7% to $226.2 million, compared to $208.1 million.
•GAAP net income attributable to common stockholders increased to $31.3 million, or $0.58 per diluted share, compared to $18.1 million, or $0.34 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $45.6 million, compared to $39.0 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $33.9 million, or $0.62 per diluted share, compared to $28.7 million, or $0.53 per diluted share.

Full Year 2023 Financial Results as Compared to Full Year 2022

•SaaS and license revenue increased 9.4% to $569.2 million, compared to $520.4 million.
•Total revenue increased 4.6% to $881.7 million, compared to $842.6 million.
•GAAP net income attributable to common stockholders increased to $81.0 million, or $1.53 per diluted share, compared to $56.3 million, or $1.07 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $154.0 million, compared to $146.8 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $113.2 million, or $2.07 per diluted share, compared to $106.9 million, or $1.95 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $697.0 million as of December 31, 2023, compared to $622.2 million as of December 31, 2022. During the year ended December 31, 2023, we repurchased 487,918 shares of Alarm.com common stock at an average price of $55.95 for $27.3 million.
•For the quarter ended December 31, 2023, cash flows from operations was $39.9 million, compared to $34.4 million for the quarter ended December 31, 2022. For the quarter ended December 31, 2023, non-GAAP free cash flow(*) was $37.7 million, compared to $33.9 million for the quarter ended December 31, 2022. For the year ended December 31, 2023, cash flows from operations was $136.0 million, compared to $56.9 million for the year ended December 31, 2022. For the year ended December 31, 2023, non-GAAP free cash flow(*) was $128.4 million, compared to $28.3 million for the year ended December 31, 2022.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Introduced Property Actions to Alarm Response Software: During an alarm event, Alarm.com’s monitoring station partners can now respond by unlocking doors and turning on lights at the affected property. The new controls can facilitate property access for first responders and keep property owners safer during emergencies. The new controls augment Alarm.com’s expanding range of AI-powered alarm verification capabilities, which include Enhanced Visual Verification, Person On-Site Indicator and Escalated Events. Robust privacy controls give subscribers tight control over which devices a monitoring agent can access and real-time visibility into all actions taken by the operator.

•Launched New Video Analytics Rule for Privacy Control: Vacation Watch allows subscribers to schedule video monitoring start and end times providing continuous protection during extended absences. Cameras automatically disable recording based on the subscriber’s return schedule, reinforcing privacy, and preventing unwarranted monitoring escalations. Vacation Watch works with Alarm.com’s Escalated Events capability to automatically forward video-triggered events to the monitoring station for assessment and possible intervention.

•EnergyHub Announces Record-Setting Program Launch: Ontario Canada's Independent Electricity System Operator (IESO) partnered with EnergyHub to launch its Save on Energy Peak Perks™ demand side management program. In its first six months, the program enrolled more than 100,000 homes, creating Canada’s largest residential virtual power plant. It is also the fastest-growing program in EnergyHub’s decade-plus experience.

•Settled All Vivint Litigation and Entered into New License Agreement: Alarm.com resolved all outstanding litigation with Vivint and entered into a long-term intellectual property license agreement under which Alarm.com will license to Vivint its intellectual property portfolio.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2024 and its guidance for the full year 2024 based upon current management expectations.

For the first quarter of 2024:

•SaaS and license revenue is expected to be in the range of $148.6 million to $148.8 million.

For the full year 2024:

•SaaS and license revenue is expected to be in the range of $622.5 million to $623.5 million.
•Total revenue is expected to be in the range of $912.5 million to $933.5 million, which includes anticipated hardware and other revenue in the range of $290.0 million to $310.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $160.0 million to $164.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $116.0 million to $118.1 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.2 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.10 to $2.14 per diluted share.

The 2024 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2023 financial results and its outlook for the first quarter and full year 2024. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 22, 2024. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BI4d251344f3314a96af594eb467efb941. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share, non-GAAP free cash flow, non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs and debt discount related to the 2026 Notes as discussed below.

Interest income and certain activity within other income / (expense), net: We exclude interest income as well as certain activity within other income / (expense), net including gains, losses or impairments on investments and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for / (benefit from) income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs and debt discount: We record amortization of debt issuance costs and previously recorded amortization of debt discount related to the 2026 Notes as interest expense. We exclude amortization of debt issuance costs and debt discount from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Vivint license revenue: We excluded Vivint license revenue from our non-GAAP adjusted SaaS and license revenue and non-GAAP adjusted SaaS and license revenue growth rate because we believe that this exclusion will provide more meaningful information about our financial performance on a comparable basis, given that we were not recording Vivint license revenue effective beginning in the fourth quarter of 2022 and through December 31, 2023. On December 21, 2023, Alarm.com and Vivint agreed to settle all outstanding litigation between the parties and to enter into a long-term intellectual property license agreement under which Alarm.com will license to Vivint its intellectual property portfolio.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the first quarter and full year 2024 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval, such as Russia’s incursion into Ukraine and the war between Israel and Hamas, supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2023 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2023. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Revenue:
SaaS and license revenue	$148,347	$134,551	$569,200	$520,377	$460,372
Hardware and other revenue	77,890	73,588	312,482	322,182	288,597
Total revenue	226,237	208,139	881,682	842,559	748,969
Cost of revenue(1):
Cost of SaaS and license revenue	22,822	19,878	85,898	73,897	66,758
Cost of hardware and other revenue	58,393	59,694	239,261	268,684	239,141
Total cost of revenue	81,215	79,572	325,159	342,581	305,899
Operating expenses:
Sales and marketing	25,948	23,566	100,226	92,748	86,664
General and administrative	24,177	25,374	112,930	106,688	87,406
Research and development	61,274	57,408	245,114	218,635	177,713
Amortization and depreciation	7,943	7,747	31,424	30,870	29,715
Total operating expenses	119,342	114,095	489,694	448,941	381,498
Operating income	25,680	14,472	66,829	51,037	61,572
Interest expense	(828)	(788)	(3,429)	(3,144)	(15,956)
Interest income	8,709	4,697	29,801	8,759	587
Other income / (expense), net	5,838	(101)	4,624	(59)	(134)
Income before income taxes	39,399	18,280	97,825	56,593	46,069
Provision for / (benefit from) income taxes	8,228	490	17,485	962	(5,106)
Net income	31,171	17,790	80,340	55,631	51,175
Net loss attributable to redeemable noncontrolling interests	133	295	703	707	1,084
Net income attributable to common stockholders	$31,304	$18,085	$81,043	$56,338	$52,259

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.63	$0.36	$1.63	$1.13	$1.05
Diluted	$0.58	$0.34	$1.53	$1.07	$1.01
Weighted average common shares outstanding:
Basic	49,924,910	49,781,756	49,818,448	49,926,236	49,869,857
Diluted	54,711,605	54,534,956	54,625,434	54,932,757	51,919,902
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Cost of hardware and other revenue	$2	$—	$5	$—	$—
Sales and marketing	744	861	3,522	4,342	4,432
General and administrative	3,155	3,902	13,028	15,037	9,941
Research and development	6,959	9,838	30,728	33,275	24,321
Total stock-based compensation expense	$10,860	$14,601	$47,283	$52,654	$38,694

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$696,983	$622,165
Accounts receivable, net of allowance for credit losses of $3,864 and $2,835, and net of allowance for product returns of $2,279 and $1,551, as of December 31, 2023 and 2022, respectively	130,626	124,283
Inventory	96,140	115,584
Other current assets, net	33,031	29,056
Total current assets	956,780	891,088
Property and equipment, net	54,164	57,172
Intangible assets, net	78,564	82,458
Goodwill	154,498	148,183
Deferred tax assets	131,815	84,185
Operating lease right-of-use assets	24,242	28,933
Other assets, net of allowance for credit losses of $5 and $2 as of December 31, 2023 and 2022, respectively	39,500	37,356
Total assets	$1,439,563	$1,329,375
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$124,475	$119,657
Accrued compensation	28,626	25,582
Deferred revenue	10,193	7,540
Operating lease liabilities	12,043	12,157
Total current liabilities	175,337	164,936
Deferred revenue	12,692	10,792
Convertible senior notes, net	493,515	490,370
Operating lease liabilities	20,468	27,380
Other liabilities	12,697	13,050
Total liabilities	714,709	706,528
Redeemable noncontrolling interests	36,308	23,988
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 51,888,838 and 50,985,454 shares issued; and 49,868,175 and 49,452,709 shares outstanding as of December 31, 2023 and 2022, respectively	519	510
Additional paid-in capital	531,734	497,199
Treasury stock, at cost; 2,020,663 and 1,532,745 shares as of December 31, 2023 and 2022, respectively	(111,291)	(83,993)
Accumulated other comprehensive income	1,398	—
Retained earnings	266,186	185,143
Total stockholders’ equity	688,546	598,859
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,439,563	$1,329,375

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2023	2022	2021
Net income	$80,340	$55,631	$51,175
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for / (recovery of) credit losses on accounts receivable	1,508	1,156	(775)
Reserve for product returns	4,399	4,746	2,494
Provision for / (recovery of) credit losses on notes receivable	3	(78)	(9)
Inventory write-down	1,420	—	448
Amortization on patents and tooling	1,213	1,359	1,240
Amortization and depreciation	31,424	30,870	29,715
Amortization of debt issuance costs and debt discount	3,145	3,126	15,823
Amortization of operating leases	11,484	10,499	9,692
Deferred income taxes	(47,730)	(55,039)	(10,115)
Change in fair value of contingent liability	68	—	—
Stock-based compensation	47,283	52,654	38,694
(Gain on) / impairment of investment or intangible assets	—	(140)	86
Loss on early extinguishment of debt	—	—	185
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(10,536)	(24,346)	(23,941)
Inventory	20,961	(40,308)	(31,443)
Other current and non-current assets	(1,338)	(8,952)	(11,912)
Accounts payable, accrued expenses and other current liabilities	4,613	32,938	39,418
Deferred revenue	4,553	3,428	2,308
Operating lease liabilities	(13,947)	(12,723)	(11,809)
Other liabilities	(2,898)	2,080	1,883
Cash flows from operating activities	135,965	56,901	103,157
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(9,696)	(31,730)	—
Additions to property and equipment	(7,517)	(28,640)	(11,062)
Issuances of notes receivable	(450)	(3,000)	—
Capitalized software development costs	(743)	—	—
Receipt of payments on notes receivable	55	61	59
Purchase of investment in unconsolidated entity	(1,700)	(5,150)	(5,000)
Proceeds from sale of investment	—	140	—
Purchases of developed technology and other assets	(5,915)	—	(4,362)
Cash flows used in investing activities	(25,966)	(68,319)	(20,365)
Cash flows (used in) / from financing activities:
Repayments of credit facility	—	—	(110,000)
Proceeds from issuance of convertible senior notes	—	—	500,000
Payments of debt issuance costs	—	—	(15,698)
Payments of deferred consideration for acquisitions	(1,672)	(1,500)	(1,160)
Purchases of treasury stock, including transaction costs	(27,298)	(78,844)	—
Purchases of redeemable noncontrolling interest	(832)	—	—
Payments of acquired debt	(3,040)	—	—
Payments of tax withholdings related to vesting of restricted stock units	(2,621)	—	(4,476)
Issuances of common stock from equity-based plans	3,598	4,020	5,704
Cash flows (used in) / from financing activities	(31,865)	(76,324)	374,370
Effect of exchange rate changes on cash, cash equivalents and restricted cash	66	—	—
Net increase / (decrease) in cash, cash equivalents and restricted cash	78,200	(87,742)	457,162
Cash, cash equivalents and restricted cash at beginning of the period	622,879	710,621	253,459
Cash, cash equivalents and restricted cash at end of the period	$701,079	$622,879	$710,621

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$696,983	$622,165	$710,621
Restricted cash included in other current assets and other assets	4,096	714	—
Total cash, cash equivalents and restricted cash	$701,079	$622,879	$710,621

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP adjusted EBITDA:
Net income	$31,171	$17,790	$80,340	$55,631	$51,175
Adjustments:
Interest expense, interest income and certain activity within other income / (expense), net	(13,738)	(3,909)	(32,229)	(5,768)	15,503
Provision for / (benefit from) income taxes	8,228	490	17,485	962	(5,106)
Amortization and depreciation expense	7,943	7,747	31,424	30,870	29,715
Stock-based compensation expense	10,860	14,601	47,283	52,654	38,694
Acquisition-related expense	45	331	621	1,059	29
Litigation expense	1,075	1,904	9,043	11,440	12,462
Total adjustments	14,413	21,164	73,627	91,217	91,297
Non-GAAP adjusted EBITDA	$45,584	$38,954	$153,967	$146,848	$142,472

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP adjusted net income:
Net income, as reported	$31,171	$17,790	$80,340	$55,631	$51,175
Provision for / (benefit from) income taxes	8,228	490	17,485	962	(5,106)
Income before income taxes	39,399	18,280	97,825	56,593	46,069
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(14,566)	(4,697)	(35,658)	(8,912)	(453)
Amortization expense	5,195	4,782	20,271	18,706	17,347
Amortization of debt issuance costs and debt discount	788	784	3,145	3,126	15,817
Stock-based compensation expense	10,860	14,601	47,283	52,654	38,694
Acquisition-related expense	45	331	621	1,059	29
Litigation expense	1,075	1,904	9,043	11,440	12,462
Non-GAAP adjusted income before income taxes	42,796	35,985	142,530	134,666	129,965
Income taxes [1]	(8,987)	(7,557)	(29,931)	(28,280)	(27,293)
Non-GAAP adjusted net income	$33,809	$28,428	$112,599	$106,386	$102,672

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2023, 2022 and 2021 as well as the three months ended December 31, 2023 and 2022. The 21.0% effective tax rates for each of the years ended December 31, 2023, 2022 and 2021 as well as the three months ended December 31, 2023 and 2022 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$31,304	$18,085	$81,043	$56,338	$52,259
Provision for / (benefit from) income taxes	8,228	490	17,485	962	(5,106)
Income attributable to common stockholders before income taxes	39,532	18,575	98,528	57,300	47,153
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(14,566)	(4,697)	(35,658)	(8,912)	(453)
Amortization expense	5,195	4,782	20,271	18,706	17,347
Amortization of debt issuance costs and debt discount	788	784	3,145	3,126	15,817
Stock-based compensation expense	10,860	14,601	47,283	52,654	38,694
Acquisition-related expense	45	331	621	1,059	29
Litigation expense	1,075	1,904	9,043	11,440	12,462
Non-GAAP adjusted income attributable to common stockholders before income taxes	42,929	36,280	143,233	135,373	131,049
Income taxes [1]	(9,015)	(7,618)	(30,079)	(28,428)	(27,520)
Non-GAAP adjusted net income attributable to common stockholders	$33,914	$28,662	$113,154	$106,945	$103,529

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.63	$0.36	$1.63	$1.13	$1.05
Provision for / (benefit from) income taxes	0.16	0.01	0.35	0.02	(0.10)
Income attributable to common stockholders before income taxes	0.79	0.37	1.98	1.15	0.95
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(0.29)	(0.09)	(0.72)	(0.18)	(0.01)
Amortization expense	0.10	0.10	0.41	0.37	0.35
Amortization of debt issuance costs and debt discount	0.02	0.02	0.06	0.06	0.32
Stock-based compensation expense	0.22	0.28	0.95	1.05	0.77
Acquisition-related expense	—	0.01	0.01	0.02	—
Litigation expense	0.02	0.04	0.18	0.24	0.25
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.86	0.73	2.87	2.71	2.63
Income taxes [1]	(0.18)	(0.15)	(0.60)	(0.57)	(0.55)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.68	$0.58	$2.27	$2.14	$2.08

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.62	$0.53	$2.07	$1.95	$1.99

Weighted average common shares outstanding:
Basic, as reported	49,924,910	49,781,756	49,818,448	49,926,236	49,869,857
Diluted, as reported	54,711,605	54,534,956	54,625,434	54,932,757	51,919,902
1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2023, 2022 and 2021 as well as the three months ended December 31, 2023 and 2022. The 21.0% effective tax rates for each of the years ended December 31, 2023, 2022 and 2021 as well as the three months ended December 31, 2023 and 2022 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP free cash flow:
Cash flows from operating activities	$39,872	$34,446	$135,965	$56,901	$103,157
Additions to property and equipment	(2,168)	(556)	(7,517)	(28,640)	(11,062)
Non-GAAP free cash flow	$37,704	$33,890	$128,448	$28,261	$92,095

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2021
Non-GAAP adjusted SaaS and license revenue:
SaaS and license revenue	$148,347	$134,551	$569,200	$520,377	$460,372
License revenue from Vivint	—	—	—	(16,631)	(20,200)
Non-GAAP adjusted SaaS and license revenue	$148,347	$134,551	$569,200	$503,746	$440,172

Full Year 2023 as Compared to Full Year 2022:	Year Ended December 31, 2023
SaaS and license revenue growth rate	9.4%
Adjustment to SaaS and license revenue growth rate for Vivint license revenue	3.6
Non-GAAP adjusted SaaS and license revenue growth rate	13.0%